Exhibit 2.08

                   FORM OF REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of _______, 1996 (the "Agreement"), by and among the persons set forth on Schedule 1 (the "Simon Family Members"), SIMON PROPERTY GROUP, INC., a Maryland corporation (the "Company"), MELVIN SIMON & ASSOCIATES, INC., an Indiana corporation ("MSA"), JCP REALTY, INC., a Delaware corporation ("JCP"), BRANDYWINE REALTY, INC., a Delaware corporation ("Brandywine"), and the Estate of Edward J. DeBartolo, Sr., Edward J. DeBartolo, Jr., Marie Denise DeBartolo York, and the Trusts and other entities listed on Schedule 2 and (collectively, the "DeBartolo Group"), and any of their respective successors-in-interest and permitted assigns. MSA and the Simon Family Members are hereinafter referred to as the "Simon Family Entities." The Simon Family Entities, JCP, Brandywine and each member of the DeBartolo Group are hereinafter sometimes referred to as the "Limited Partners." With respect to any request pursuant to Section 2.1 on behalf of any party hereto that is a member of the DeBartolo Group, The Edward J. DeBartolo Corporation shall act as the sole representative (in such capacity the "DeBartolo Representative") of all the members of the DeBartolo Group for the purpose of making such request. The Limited Partners are hereinafter sometimes referred to as the "Rights Holders." The Rights Holders and their respective successors-in-interest and permitted assigns are hereinafter sometimes referred to as the "Holders."

          Upon execution of the Fifth Amended and Restated Agreement of Limited

Partnership (the "Partnership Agreement") of DeBartolo Realty Partnership,

L.P., a Delaware limited partnership (the "Operating Partnership"), dated as of

March __, 1996, among DeBartolo Realty Corporation, as its managing general partner (the "General Partner"), the Company, as its non-managing general partner, and its limited partners, and the consummation of the transactions contemplated thereby, each of the Limited Partners will be a limited partner holding (individually or together with its affiliates) in excess of 1.75% of the units of partnership interest (the "Units") in the Operating Partnership controlled by the General Partner.  Pursuant to the Partnership Agreement, the

Limited Partners now have the right at any time to exchange all or any portion of their Units for shares (the "Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), or cash, at the election of the

Company, and, except as provided herein, any Shares issued upon such exchange will not be registered under the Securities Act of 1933, as amended (the

"Securities Act").

          In order to induce the Limited Partners to enter into the Partnership

Agreement, the Company has agreed to provide certain registration rights with respect to the Shares as set forth in this Agreement.

          In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Securities Subject to this Agreement. The securities entitled to the benefits of this Agreement are (a) the Shares issued by the Company to the Holders upon exchange of Units, (b) the Shares issued by the Company to the Holders upon conversion of the Class B Common Stock, par value $.0001 per share, if any of the Company (c) the Shares issued by the Company held by said Holders upon the conversion of Class C Common Stock, par value $.0001 per share, if any, of the Company and (d) any other securities issued by the Company in exchange for or upon conversion of any such Shares (collectively, the "Registrable Securities") but, with respect to any particular Registrable Security, only so long as it continues to be a Registrable Security. Registrable Securities shall include any securities issued as a dividend or distribution on account of Registrable Securities or resulting from a subdivision of the outstanding shares of Registrable Securities into a greater number of shares (by reclassification, stock split or otherwise). For the purposes of this Agreement, a security that was at one time a Registrable Security shall cease to be a Registrable Security when (a) such security has been effectively registered under the Securities Act other than pursuant to Section 4 of this Agreement, and either (i) the registration statement with respect thereto has remained continuously effective for 150 days or (ii) such security has been disposed of pursuant to such registration statement, (b) such security is sold to the public in reliance on Rule 144 (or any similar provision then in force) under the Securities Act, (c) such security has been otherwise transferred, except in connection with the exercise of the EJDC Option (as defined in the Partnership Agreement), and (i) the Company has delivered a new certificate or other evidence of ownership not bearing the legend set forth on the Shares upon the initial issuance thereof (or other legend of similar import) and (ii) in the opinion of counsel to the Company reasonably acceptable to the Holders and addressed to the Company and the holder of such security, the subsequent disposition of such security shall not require the registration or qualification under the Securities Act, or (d) such security has ceased to be outstanding.

          Notwithstanding anything to the contrary herein, any Limited Partner may exercise any of its rights hereunder prior to its receipt of Shares,

provided that such Limited Partner, simultaneously with the delivery of any notice requesting registration hereunder, shall deliver an Exercise Notice to the Company requesting exchange of Units exchangeable into such number of

Shares as such Limited Partner has requested to be registered.  Any such

Exercise Notice so delivered shall be (a) conditioned on the effectiveness of the requested registration in connection with which it was delivered and (b)

deemed to cover only such number of Units as are exchangeable into the number of Shares actually sold pursuant to the requested registration. Any Shares to be issued in connection with any such Exercise Notice shall be issued upon the closing of the requested registration.  In the event that the Company elects to issue all cash in lieu of Shares upon the exchange of the Units covered by any such Exercise Notice, the registration requested by the Limited Partner that delivered such Exercise Notice, if a Demand Registration, shall not constitute a Demand Registration under Section 2.1 hereof.

          Nothing contained herein shall create any

obligation on the part of the Company to issue Shares, rather than cash, upon the exchange of any Units.

          2.   Demand Registration.

               2.1 Request for Registration. At any time, each Holder (or, with respect to each Holder that is a member of the DeBartolo Group, the DeBartolo Representative)

may make a written request per 12-month period (specifying the intended method of disposition) for registration under the Securities Act (each, a "Demand Registration") of all or part of such Holder's Registrable Securities (but such part, together with the number of securities requested by other Holders to be included in such Demand Registration pursuant to this Section 2.1, shall have an estimated market value at the time of such request (based upon the then market price of a share of Common Stock of the Company) of at least $10,000,000). Notwithstanding the foregoing, the Company shall not be required to file any registration statement on behalf of any Holder within six months after the effective date of any earlier registration statement so long as the Holder requesting the Demand Registration was given a notice offering it the opportunity to sell Registrable Securities under the earlier registration statement and such Holder did not request that all of its Registrable Securities be included; provided, however, that if a Holder requested that all of its Registrable Securities be included in the earlier registration statement but not all were so included through no fault of the Holder, such Holder may, but shall not be obligated to, require the Company to file another registration statement pursuant to a Demand Registration (subject, in the event of a Demand Registration for less than all such remaining Registrable Securities, to the same $10,000,000 limitation set forth above) exercised by such Holder within six months of the effective date of such earlier registration statement.
Within ten days after receipt of a request for a Demand Registration, the Company shall give written notice (the "Notice") of such request to all other Holders and shall include in such registration all Registrable Securities that the Company has received written requests for inclusion therein within 15 days after the

Notice is given (the "Requested Securities").  Thereafter, the Company may

elect to include in such registration additional shares of Common Stock to be issued by the Company.  In such event, such shares to be issued by the Company in connection with a Demand Registration shall be deemed to be Registrable

Securities and the Company shall be deemed to be a holder thereof.  All requests made pursuant to this Section 2.1 shall specify the aggregate number of Registrable Securities to be registered.

               2.2  Effective Registration and Expenses.  A registration shall not constitute a Demand Registration under Section 2.1 hereof until it has become effective.  In any registration initiated as a Demand Registration, the

Company shall pay all Registration Expenses (as defined in Section 8) incurred in connection therewith, whether or not such Demand Registration becomes effective, unless such Demand Registration fails to become effective as a result of the fault of one or more Holders other than the Company, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Holder or Holders' Registrable Securities.

The Registration Expenses incurred with respect to the offering of such Holder or Holders' Registrable Securities shall be the product of (a) the aggregate amount of all Registration Expenses incurred in connection with such registration and (b) the ratio that the number of such Registrable Securities bears to the total number of Registrable Securities included in the registration.

               2.3 Priority on Demand Registrations. The Holder making the Demand Registration may elect whether the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commit ment underwritten offering or otherwise; provided, however, that such Holder may not elect that such offering be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. In any case in which an offering is in the form of a firm commitment underwritten offering, if the managing underwriter or underwriters of such offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the Company will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's common stock. In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders (including the Holder making the Demand Registration) shall be reduced pro rata on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters. In this connection, it is understood that Teachers' Retirement System of the State of Illinois ("Teachers'") and Homart San Antonio Investment Co. ("Homart") have entered into a Registration Rights Agreement dated December 1, 1993, as amended (the "First Agreement"), providing for rights to register certain securities held by Teachers' and Homart on similar terms to the terms hereof. The Company hereby agrees to use its commercially reasonable efforts to secure the consent of Teachers' (a) to waive the provisions of the following two sentences with respect to the securities held by it, and (b) to participate pro rata with the Holders in any reduction of the Registrable Securities to be offered hereunder as provided in the preceding sentence above in this Section 2.3.  In the event Teachers' (if no such consent is secured) or Homart have exercised their rights pursuant to the First Agreement to have any of their shares of

Common Stock included in such registration statement and in the opinion of the managing underwriter the number of Registrable Securities proposed to be sold in such offering plus the number of shares of Common Stock to be sold by

Teachers' and/or Homart exceeds the total number of shares of Common Stock that can be sold in such offering without adversely affecting the market for the

Company's Common Stock, then the number of Registrable Securities to be offered for the account of the Holders shall be reduced pro rata as aforesaid to zero before any reduction in the number of shares of Common Stock to be offered by

Teachers' and/or Homart.  Each of the Holders agrees and acknowledges that

Teachers' and Homart are third party beneficiaries of this Agreement and that this Sec tion 2.3 cannot be amended in a manner adverse to Teachers' or Homart without the consent of Teachers' and Homart.

               2.4  Selection of Underwriters.  If any of the Registrable

Securities covered by a Demand Registration are to be sold in an underwritten offering, the Holders, in the aggregate, that own or will own a majority of the

Registrable Securities that the Company has been requested to register

(including the Requested Securities but excluding any securities to be issued by the Company), shall have the right to select the investment banker or investment bankers and manager or managers that will underwrite the offering;

provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company.

          3.   Piggyback Registration.  Whenever the Company

proposes to file a registration statement under the Securities Act with respect to an underwritten public offering of common stock by the Company for its own account or for the account of any stockholders of the Company (other than a registration statement filed pursuant to either Section 2 hereof), the Company shall give written notice (the "Offering Notice") of such proposed filing to each of the Holders at least 30 days before the anticipated filing date. Such Offering Notice shall offer all such Holders the opportunity to register such number of Registrable Securities as each such Holder may request in writing, which request for registration (each, a "Piggyback Registration") must be received by the Company within 15 days after the Offering Notice is given. The Company shall use all reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering, if any, to permit the holders of the Registrable Securities requested to be included in the registration for such offering to include such Registrable Securities in such offering on the same terms and conditions as the common stock of the Company or, if such offering is for the account of other stockholders, the common stock of such stockholders included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of a proposed underwritten offering advise the Company in writing that in its or their opinion the number of Registrable Securities proposed to be sold in such offering exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the Company will include in such registration the number of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without adversely affecting the market for the Company's common stock.  In such event, the number of Registrable Securities, if any, to be offered for the accounts of Holders shall be reduced pro rata on the basis of the relative number of any Registrable Securities requested by each such Holder to be included in such registration to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by such managing underwriter or underwriters.  The Company shall pay all Registration Expenses incurred in connection with any Piggyback

Registration.  In this connection, it is understood that if Teachers' and/or

Homart have exercised their rights pursuant to the First Agreement to have any of their shares of Common Stock included in such registration statement and in the opinion of the managing underwriter the number of Registrable Securities proposed to be sold in such offering plus the number of shares of Common Stock to be offered by Teachers' and/or Homart exceeds the total number of shares of

Common Stock that can sold in such offering without adversely affecting the market for the Company's Common Stock, then the number of Registrable

Securities to be offered for the account of the Holders shall be reduced pro rata as aforesaid to zero before any reduction in the number of shares of

Common Stock to be offered by Teachers' and/or Homart.

          4. Shelf Registration. The Company agrees that, upon the request of any Holder, the Company shall cause to be filed on or as soon as practicable thereafter a registration statement (a "Shelf Registration Statement") on Form S-3 or any other appropriate form under the Securities Act for an offering to be made on a delayed or continuous basis pursuant to Rule 415 thereunder or any similar rule that may be adopted by the Securities and Exchange Commission (the "Commission") and permitting sales in ordinary course broker or dealer transactions not involving an underwritten public offering (and shall register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to Section 7(g) hereof) covering up to the aggregate number of (a) Shares to be issued to such Holder upon the exchange of Units so that the Shares issuable upon the exchange of such Units will be registered pursuant to the Securities Act and (b) Registrable Securities held by such Holder. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within three months after the filing thereof. The Company shall use its reasonable efforts to keep the Shelf Registration Statement continu ously effective (and to register or qualify the shares to be sold in such offering under such other securities or "blue sky" laws as would be required pursuant to Section 7(g) hereof) for so long as any Holder holds any Units that may be exchanged for Shares under the Partnership Agreement or until the Company has caused to be delivered to each Holder an opinion of counsel, which counsel must be reasonably acceptable to such Holders, stating that the Shares issued upon exchange of Units may be sold by the Holders pursuant to Rule 144 promulgated under the Securities Act without regard to any volume limitations and that the Company has satisfied the informational requirements of Rule 144. The Company shall file any necessary listing applications or amendments to existing applications to cause the Shares issuable upon exchange of Units to be listed on the primary exchange on which the Common Stock is then listed, if any. Notwithstanding the foregoing, if the Company determines that it is necessary to amend or supplement such Shelf Registration Statement and if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the

Company it would be significantly disadvantageous to the Company and its stockholders for any such Shelf Registration Statement to be amended or supplemented, the Company may defer such amending or supplementing of such

Shelf Registration Statement for not more than 45 days and in such event the

Holders shall be required to discontinue disposition of any Registrable

Securities covered by such Shelf Registration Statement during such period.

Notwithstanding the foregoing, if the Company irrevocably elects prior to the filing of any Shelf Registration Statement to issue all cash in lieu of Shares upon the exchange of Units by the Holder requesting the filing of such Shelf

Registration Statement, the Company shall not be obligated to file such Shelf

Registration Statement.

          5. Rights of Other Stockholders. The Company shall not grant any person, for so long as any securities convertible into or exchangeable for Registrable Securities are outstanding, any rights to have their securities included in any registration statement to be filed by the Company if such rights are greater than the rights of the Holders granted herein without extending such greater rights to the Holders. Subject to the penultimate sentence of Section 2.3 and the last sentence of Section 3, to the extent the securities of such other stockholders are entitled to be included in any such registration statement and the managing underwriter or underwriters believe that the number of securities proposed to be sold in such offering exceeds the number of securities that can be sold in such offering without adversely affecting the market for the Company's common stock, the number of securities to be offered for the accounts of such other stockholders shall be reduced to the extent necessary before the number of securities to be offered for the accounts of the Holders is reduced.  It is understood that the Company has heretofore granted registration rights pursuant to the First Agreement to Teachers' and

Homart which rights will remain outstanding following the execution of the this

Agreement and that under the terms of the First Agreement, the Company is not permitted to grant to any person for so long as any securities convertible into or exchangeable for shares of Common Stock held by Teachers' and/or Homart are outstanding registration rights which are greater than the rights granted to

Teachers' and Homart in the First Agreement.  In this connection, the Simon

Family Entities, JSP and Brandywine, each of whom is also a signatory to the

First Agreement, hereby irrevocably waive all of their rights under such First

Agreement, it being understood that all of their rights to have their securities included in any registration statement filed by the Company shall flow from this Agreement.

          6.   Holdback Agreements.

               6.1 Restrictions on Public Sale by Holders of Registrable Securities. Each Holder (a) participating in an underwritten offering covered by any Demand Registration or Piggyback Registration or (b) in the event the Company is issuing shares of its capital stock to the public in an underwritten offering, agrees, if requested by the managing underwriter or underwriters for such underwritten offering, not to effect (except as part of such underwritten offering or pursuant to Article XII of the Partnership Agreement) any public sale or distribution of Registrable Securities or any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the period (a "Lock-Out Period") commencing 14 days prior to and ending no more than 90 days subsequent to the date (an "Execution Date") specified in the Lock-Out Notice (as defined below) as the anticipated date of the execution and delivery of the underwriting agreement (or, if later, a pricing or terms agreement signed pursuant to such underwriting agreement) to be entered into in connection with such Demand Registration or Piggyback Registration or other underwritten offering. The Execution Date shall be no fewer than 21 days subsequent to the date of delivery of written notice (a "Lock-Out Notice") by the Company to each Holder of the anticipated execution of an underwriting agreement (or pricing or terms agreement), and the Execution Date shall be specified in the Lock-Out Notice. The Company may not deliver a Lock-Out
Notice unless it is making a good faith effort to effect the offering with respect to which such Lock-Out Notice has been delivered. Notwithstanding the foregoing, the Company may not (a) establish Lock-Out Periods in effect for more than 208 days in the aggregate within either of the two consecutive twelve-month periods commencing on August 7, 1995 (or such earlier date as the Company may file a Shelf Registration for the benefit of one or more of the Holders),
(b) establish Lock-Out Periods in effect for more than 208 days in the aggregate within any of the consecutive fifteenmonth periods commencing on August 7, 1997 and (c) cause any Lock-Out Period to commence (i) during the 45-day period immediately following the expiration of any Lock-Out Period, such 45-day period to be extended by one day for each day of delay pursuant to Section 7(a) provided, however, that in no event shall such extension exceed 90 days, provided, further, however, that such 90-day limit on extensions shall terminate on December 31, 1998; or (ii) if the Company shall have been requested to file a Registration Statement pursuant to Section 2 during such 45-

day period (as extended), until the earlier of (x) the date on which all

Registrable Securities thereunder shall have been sold and (y) 45 days after the effective date of such Registration Statement.  Notwithstanding the foregoing, any Lock-Out Period may be shortened at the Company's sole discretion by written notice to the Holders, and the applicable Lock-Out Period shall be deemed to have ended on the date such notice is received by the

Holders.  For the purposes of this Section 6.1, a Lock-Out Period shall be deemed to not have occurred, and a Lock-Out Notice shall be deemed to not have been delivered, if, within 30 days of the delivery of a LockOut Notice, the

Company delivers a written notice (the "Revocation Notice") to the Holders stating that the offering (the "Aborted Offering") with respect to which such

Lock-Out Notice was delivered has not been, or shall not be, consummated;

provided, however, that any Lock-Out Period that the Company causes to commence within 45 days of the delivery of such Revocation Notice shall be reduced by the number of days pursuant to which the Holders were subject to restrictions on transfer pursuant to this Section 6.1 with respect to such Aborted Offering.

               6.2 Restrictions on Public Sale by the Company. If, but only if, the managing underwriter or under writers for any underwritten offering of Registrable Securities made pursuant to a Demand Registration so request, the Company agrees not to effect any public sale or distribution of any of its securities similar to those being registered, or any securities convertible into or exchange able or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto) during the 14 days prior to, and during the 180-day period beginning on, the effective date of such Demand Registration.

                  7.   Registration Procedures.  Whenever the

Holders have requested that any Registrable Securities be registered pursuant to Section 2 or 3, the Company shall use its best efforts to effect the registration of Registrable Securities in accordance with the intended method of disposition thereof as expeditiously as practicable, and in connection with any such request, the Company shall as expeditiously as possible:

               (a) in connection with a request pursuant to Section 2, prepare and file with the Commission, not later than 40 days (or such longer period as may be required in order for the Company to comply with the provisions of Regulation S-X under the Securities Act) after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof and, if the offering is an underwritten offering, shall be reasonably satisfactory to the managing underwriter or underwriters, and use its best efforts to cause such registration statement to become effective; provided, however, that if the Company shall within five (5) Business Days after receipt of such request furnish to the Holders making such a request a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be significantly disadvantageous to the Company and its stockholders for such a registration statement to be filed on or before the date filing would be required, the Company shall have an additional period of not more than 45 days within which to file such registration statement

(provided that only one such notice may be given during any 12 month period);

and provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (a)

furnish to the counsel selected by the Holder making the demand, or if no demand, then, by the Holders, in the aggregate, that own or will own a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (b) notify each seller or prospective seller of

Registrable Securities of any stop order issued or threatened by the Commission or withdrawal of any state qualification and take all reasonable actions required to prevent such withdrawal or the entry of such stop order or to remove it if entered;

               (b) in connection with a registration pursuant to Section 2, prepare and file with the Commission such amendments and supplements to such registration state ment and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 150 days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been sold, but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 there under, if applicable), and comply with the provisions of the Securities Act applicable to it with respect to the disposi tion of all securities covered by such registration state ment during such period in accordance with the intended method of disposition by the sellers thereof set forth in such registration statement;

               (c)  notify each seller of Registrable

Securities and the managing underwriter, if any, promptly, and (if requested by any such Person) confirm such advice in writing,

                    (i)  when the prospectus or any supplement thereto or

     amendment or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-

     effective amendment, when the same has become effective,

                   (ii)  of any request by the Commission for amendments or

     post-effective amendments to the registration statement or supplements to the prospectus or for additional information,

                  (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation or threatening of any proceedings for that purpose,

                   (iv)  if at any time during the distribution of securities by the managing underwriter the representations and warranties of the

     Company to be contained in the underwriting agreement cease to be true and correct in all material respects, and

                    (v)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable

     Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (d)  use its best efforts to prevent the

issuance of any stop order suspending the effectiveness of the registration statement or any state qualification or any order preventing or suspending the use of any preliminary prospectus, and use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement or any state qualification or of any order preventing or suspending the use of any preliminary prospectus at the earliest possible moment;

               (e)  if requested by the managing underwriter or a seller of

Registrable Securities, promptly incorporate in a prospectus supplement or post-

effective amendment to the registration statement such information as the managing underwriter or a seller of Registrable Securities reasonably request to have included therein relating to the plan of distribution with respect to the Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable

Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment promptly after being notified of the matters to be incorporated in such prospectus supplement or post-

effective amendment;

               (f)  furnish to each seller of Registrable

Securities and the managing underwriter one signed copy of the registration statement and each amendment thereto as filed with the Commission, and such number of copies of such registration statement, each amendment (including post effective amendments) and supplement thereto (in each case including all documents incorporated by reference and all exhibits thereto whether or not incorporated by reference), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

               (g)  use reasonable efforts to register or qualify such

Registrable Securities under such other securi ties or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and to do any and all other acts and things that may be reasonably neces sary or advisable to register or qualify for sale in such jurisdictions the Registrable

Securities owned by such seller; provided, however, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it is not then so qualified, (b) subject itself to taxation in any such jurisdiction, (c) consent to general service of process in any such jurisdiction or (d) provide any undertaking required by such other securities or "blue sky" laws or make any change in its

charter or bylaws that the Board of Directors determines in good faith to be contrary to the best interest of the Com pany and its stockholders;

               (h)  use reasonable efforts to cause the Registrable Securities covered by such registration state ment to be registered with or approved by such other govern mental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such

Registrable Securities;

               (i)  notify each seller of such Registrable

Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the pur chasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein,

in light of the circumstances under which they were made, not misleading;

               (j)  enter into customary agreements (includ

ing an underwriting agreement in customary form, if the offering is an underwritten offering) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable

Securities and in such connection:

                    (i)  make such representations and warranties to the

     underwriters in form, substance and scope, reasonably satisfactory to the managing underwriter, as are customarily made by issuers to underwriters in primary underwritten offerings on the form of registration statement used in such offering;

                   (ii)  obtain opinions and updates thereof

             of counsel, which counsel and opinions to the Company

     (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, addressed to the managing underwriter, covering the matters customarily covered in opinions requested in primary underwritten offerings on the form of registration statement used in such offering and such other matters as may be reasonably requested by the managing underwriter;

                  (iii) obtain so-called "cold comfort" letters and updates thereof from the Company's independent public accountants addressed to the managing underwriter in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings and such other matters as may be reasonably requested by the managing underwriter;

                   (iv)  cause the underwriting agreements to set forth in full the indemnification provisions and procedures of Section 9 (or such other substantially similar provisions and procedures as the managing underwriter shall reasonably request) with respect to all parties to be indemnified pursuant to said Section; and

                    (v)  deliver such documents and certificates as may be

     reasonably requested by the Participating Holder or Holders to evidence compliance with the provisions of this Section 7(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          The above shall be done at the effectiveness of such registration statement (when consistent with customary industry practice), each closing under any underwriting or similar agreement as and to the extent required thereunder and from time to time as may reasonably be requested by the sellers of Registrable Securities, all in a manner consistent with customary industry practice.

               (k) make available for inspection by any seller of Registrable Securities, any underwriter partici pating in any disposition pursuant to such registration statement, the counsel referred to in clause (a) of Sec tion 7(a) and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, perti nent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably neces sary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, employees and agents to supply all information reasonably requested by any such Inspector in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the

Inspectors are confidential shall not be dis closed by the Inspectors unless

(a) the disclosure of such Records is, in the reasonable judgment of any

Inspector, necessary to avoid or correct a misstatement or omission of a material fact in the registration statement or (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or governmental agency of competent jurisdiction or required (in the written opinion of counsel to such seller or underwriter, which counsel shall be reasonably acceptable to the Company) pursuant to applicable state or federal law.  Each seller of

Registrable Securities agrees that it will, upon learning that disclosure of such Records are sought by a court or governmental agency, give notice to the

Company and allow the Company, at the Com pany's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

               (l) if such sale is pursuant to an underwrit ten offering, use reasonable efforts to obtain a "cold comfort" letter and updates thereof from the Company's independent public accountants in customary form and cover ing such matters of the type customarily covered by "cold comfort" letters as the holders, in the aggregate, of a majority of the Registrable Securities being sold and the managing underwriter or underwriters reasonably request;

               (m)  otherwise use reasonable efforts to comply with the

Securities Act, the Exchange Act, all applicable rules and regulations of the

Commission and all applicable state securities and real estate syndication laws, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months,

beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provi sions of Section

11(a) of the Securities Act;

               (n)  use reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange,

if any, on which similar securities issued by the Company are then listed,

provided that the applicable listing requirements are satis fied;

               (o)  cooperate with the sellers of Registrable Securities and the managing underwriter to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may reasonably request at least 2 business days prior to any sale of Registrable

Securities to the underwriters;

               (p)  cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter;

               (q) prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of the registration statement) provide copies of such document to the sellers of Registrable Securities, the underwriters and their respective counsel, make the Company representatives available for discussion of such document with such persons and, to the extent changes may be made to such document without the consent of a third party

(other than the Company's accountants or any affiliate of the Company), make such changes in such document prior to the filing thereof as any such persons may reasonably request to the extent and only to the extent that such changes relate to a description of a DeBartolo Group Holder or the Plan or Distribution

being effected by a DeBartolo Group Holder; and

               (r)  participate, if so requested, in a "road

show" in connection with the sale of the Registrable Securities but only to the extent reasonably requested by the managing underwriter, if such sale is pursuant to an underwritten offering.

          The Company may require each seller or prospective seller of

Registrable Securities as to which any registra tion is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

          Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Paragraph (i) of this Section 7, such holder shall forthwith discontinue disposi tion of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph (i) of this
Section 7, and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such

Registrable Securities current at the time of receipt of such notice.  If the

Company shall give any such notice, the Company shall extend the period during which such registra tion statement shall be maintained effective pursuant to this Agreement (including the period referred to in Paragraph (b) of this

Section 7) by the number of days during the period from and including the date of the giving of such notice pursuant to Paragraph (i) of this Section 7 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Paragraph (i) of this Section 7.

          The Company shall keep the sellers of Registrable

Securities to be offered in a given registration advised of the status of any registration in which they are participating. In addition, the Company and each such seller of Registrable Securities may enter into understandings in writing whereby such seller of Registrable Securities will agree in advance as to the acceptability of the price or range of prices per share at which the Registrable Securities included in such registration are to be offered to the public. Furthermore, the Company shall establish pricing notification procedures reasonably acceptable to each such seller of Registrable Securities and shall, as promptly as practicable after learning the same from the managing underwriter, use reasonable efforts to give oral notice to each such seller of Registrable Securities of the anticipated date on which the Company expects to receive a notification from the managing underwriter (and any changes in such anticipated date) of the price per share at which the Registrable Securities included in such registration are to be offered to the public.

          8.   Registration Expenses.  The Company shall pay all expenses incident to its performance of or compliance with this Agreement, including,

without limitation, (a) all Commission, stock exchange and National Association of Securities Dealers, Inc. registration, filing and listing fees, (b) all fees and expenses incurred in complying with securities or "blue sky" laws

(including reasonable fees and disbursements of counsel in connection with

"blue sky" qualifications of the Registrable Securities), (c) all printing,

messenger and delivery expenses, (d) all fees and disbursements of the

Company's independent public account ants and counsel and (e) all fees and expenses of any special experts retained by the Company in connection with any

Demand Registration or Piggyback Registration pursuant to the terms of this

Agreement, regardless of whether such registration becomes effective; provided,

however, that the Company shall not pay the costs and expenses of any Holder relating to underwriters' commissions and discounts relating to Registrable

Securities to be sold by such Holder (but such costs and expenses shall be paid by the Holders on a pro rata basis), brokerage fees, transfer taxes, or the fees or expenses of any counsel, accountants or other repre sentatives retained by the Holders, individually or in the aggregate.  All of the expenses described in this Section 8 that are to be paid by the Company are herein called "Registration Expenses."

          9.   Indemnification; Contribution.

               9.1 Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder and each secured creditor referred to in Section 12.4(c)(ii) hereof (a "Secured Creditor"), each of their respective officers, directors, agents, advisors, employees and trustees, and each person, if any, who controls such Holder or Secured Creditor (within the meaning of the Securities

Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder or Secured Creditor furnished in writing to the Company by such Holder or

Secured Creditor expressly for use therein or by such Holder's or Secured

Creditor's failure to deliver a copy of the prospectus or any supplements thereto after the Company has furnished such Holder or Secured Creditor with a sufficient number of copies of the same or by the delivery of prospectuses by such Holder or Secured Creditor after the Company notified such Holder or

Secured Creditor in writing to discontinue delivery of prospectuses.  The

Company also shall indemnify any underwriters of the Registrable Securities,

their officers and directors and each person who controls such underwriters

(within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

          9.2 Indemnification by Holders. In connection with any registration statement in which a Holder is partici pating, each such Holder shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in con nection with any such registration statement or prospectus and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue state ment of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is contained in or omitted from, as the case may be, any information or affidavit with respect to such Holder so furnished in writ ing by such Holder specifically for use in the Registration Statement.  Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

          9.3 Conduct of Indemnification Proceedings. Any party that proposes to assert the right to be indemnified under this Section 9 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnify ing party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any lia bility that it may have to any indemnified party under the foregoing provisions of this
Section 9 unless, and only to

the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemni fied party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the

indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. If the indemnifying party assumes the defense, the indemnifying party shall have the right to settle such action without the consent of the indemnified party; provided, however, that the indemnifying party shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission of wrongdoing on the part of the indemnified party or any decree or restriction on the indemnified party or its officers or directors; provided, further, that no indemnifying party, in the defense of any such action, shall, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such action. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (a) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (b) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available in the indemnifying party, (c) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (d) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such indemnified party or parties unless (a) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (b) an indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (c) a conflict or potential conflict exists (based on advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent shall not be unreasonably withheld).

                  9.4  Contribution.  If the indemnification

provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sec tion 9.3, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent mis representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

          If indemnification is available under this Sec tion 9, the indemnifying parties shall indemnify each indem nified party to the full extent provided in Section 9.1 and 9.2 without regard to the relative fault of said indemnify ing parties or indemnified party.

          10.  Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (i)

agrees to sell such per son's securities on the basis provided in any underwriting agreements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, under writing agreements and other documents reasonably required under the terms of such underwriting arrangements.

          11. Rule 144. The Company covenants that it shall use its best efforts to file the reports required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder if and when the Company becomes obligated to file such reports (or, if the Company ceases to be required to file such reports, it shall, upon the request of any Holder, make publicly available other information), and it shall, if feasible, take such further action as any Holder may reason ably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securi ties Act, as such Rule may be amended from time to time or (ii) any similar rules or regulations hereafter adopted by the Commission.  Upon the written request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

          12.  Miscellaneous.

               12.1  Remedies.  Each Holder, in addition to

being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this

Agreement.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               12.2  Amendments and Waivers.  Except as

otherwise provided herein, the provisions of this Agreement may not be amended,

modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of all Holders.

               12.3  Notices.  Any notice or other communi

cation required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified or registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or, if mailed, five days (or, in the case of express mail, one day) after the date of deposit in the United States

mail, as follows:

                          (i)  if to the Company, to:

                          Simon Property Group, Inc.
               Merchants Plaza
                          115 West Washington Street
               Suite 15 East
                            Indianapolis, IN 46204
               Attention: David Simon
                          James M. Barkley, Esq. Facsimile No.:  (317) 685-7221
               with a copy to:
               Paul, Weiss, Rifkind, Wharton & Garrison 1285 Avenue of the Americas
               New York, New York 10019-6064 Attention:  Toby S. Myerson, Esq.
                           Edwin S. Maynard, Esq.
               Facsimile:  (212) 757-3990

               (ii) if to any Holder, to the most current address of such

                    Holder given by such Holder to the Company in writing.

          Any party may by notice given in accordance with this Section    12.3

to the other parties designate another

address or person for receipt of notice hereunder.

          12.4  Successors and Assigns.

                (a) This Agreement shall inure to the benefit of and be binding upon the Holders and their respective successors and assigns and the successors and assigns of the Company; provided, however, that, except as otherwise provided in Section 12.4(b) hereof, no Holder may assign its rights hereunder to any person who is not a permitted transferee of such Holder pursuant to the terms of the Partnership Agreement; provided further, that, except as otherwise provided in Section 12.4(b) or (c) hereof, no Holder may assign its rights hereunder to any person who does not acquire all or substantially all of such Holder's Registrable Securities or Units, as the case may be, or, (i) in the case of the Simon Family Entities, to any person who does not acquire at least $10,000,000 worth of the Simon Family Entities' Registrable Securities or Units and (ii) in

the case of the DeBartolo Group to any person who does not acquire at least

$10,000,000 worth of DeBartolo Group's Registrable Securities or Units.

               (b)  Affiliates.  It is understood that JCP and Brandywine are affiliates and that under the terms of the Partnership Agreement, Limited

Partners have the right to assign their partnership interests, in whole or in part, to their affiliates.  The provisions of this Agreement shall inure to the benefit of all such affiliates and, for all purposes of this Agreement, a party to this Agreement (other than the Company) and all of its affiliates which at the time in question are Limited Partners of the Operating Partnership shall be deemed to be one party, with the consequence that (i) they may aggregate their

Units for the purpose of exercising their rights under this Agreement and (ii)

to assign the benefits of this Agreement to a third party which is not an affiliate of them, except as otherwise provided with respect to the Simon

Family Entities in Section 12.4(a) above, they must together assign to such third party all or substantially all of the aggregate amount of Units held by all of them.

               (c) Transfer of Exchange and Registration Rights. (i) The rights of each DeBartolo Group Holder to make a request and to cause the Company to register Registrable Securities owned by such Holder under Section 2 hereof and the right to cause the Company to include Registrable Securities in a registration for the account of the Company under Section 3 hereof (the "Rights") may be assigned, from time to time and reassigned, in whole or in part, to a transferee or assignee receiving (except as provided in Section 12.4(c)(ii) below) at least three percent (3%) of the outstanding shares of Common Stock or Units exchangeable into at least such number of shares of

Common Stock (the "Three Percent Requirement") in connection with a transfer or assignment of shares of Common Stock received upon exchange of Units in connection with a substantially contemporaneous resale of all such Units or

Units which is not prohibited under any other agreement to which the transferor or assignor is a party or any pledge of Units or Common Stock which is not prohibited under any other agreement to which the transferor or assignor is a party, provided that (x) such transfer may otherwise be effected in accordance with applicable securities law,

(y) the Company is given written notice of such assignment prior to such assignment or promptly thereafter, and (z) the transferee or assignee by written agreement acknowledges that he is bound by the terms of this Agreement.

From and after the occurrence of any such transfer, the defined term "Holder"

shall include such transferees or assignees.

               (ii) The Rights granted to each member of the DeBartolo Group hereunder may be assigned pursuant to this Section 12.4(c) to a secured creditor to whom such Holder has pledged Units (or other securities exchangeable or convertible into Registrable Securities) or Registrable Securities prior to the date hereof, which pledge shall be permitted hereunder, and the Three Percent Requirement shall not apply to any such assignment. Such rights may, to the extent provided in the pledge, security or other agreement or instrument pursuant to which such rights have been assigned and to the extent permitted by the Securities Act and the rules and regulations thereunder, be exercised by any such secured creditor even though it does not become an assignee of the pledged Units of such Holder pursuant to Section 12.4(c)(i) hereof. Each of the Estate of Edward J. DeBartolo, Edward J. DeBartolo, Jr., The Edward J. DeBartolo Corporation and each corporate or other person or legal entity, other than Marie Denise DeBartolo York specified on Schedule B to the

Stockholders Agreement does hereby grant the rights, as described in the two preceding sentences, to Wells Fargo Realty Advisors Funding, Incorporated, as

the Administrative Agent, under (A) the Second Amended and Restated New

Facility Credit Agreement, dated as of

March 31, 1994 by and among DeBartolo, Inc. and The Edward J. DeBartolo

Corporation, as the Borrowers, Wells Fargo Bank, N.A., as the issuing Bank, and the Co-Lenders specified therein, and Wells Fargo Realty Advisors Funding,

Incorporated, in its capacity as the Administrative Agent thereunder, and (B)

the Second Amended and Restated Restructuring Facility Credit Agreement, dated as of March 31, 1994 by and among DeBartolo, Inc. and The

Edward J. DeBartolo Corporation, as the borrowers, and the Co-Lenders specified therein, and Wells Fargo Realty Advisors Funding, Incorporated, in its capacity as the Administrative Agent thereunder. Upon notice to the Company by any such secured creditor that it has become authorized to exercise such Rights, no further written instrument shall be required under this Agreement; provided that such Secured Creditor provides the Company at the time it exercises any rights on behalf of a Holder with such indemnification and certifications as are reasonably satisfactory to the Company in form and substance as to its authorization to exercise such rights. It is further expressly understood and agreed that (i) the Company shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of any certification from an Administrative Agent that it is authorized to exercise Rights transferred by any Holder, (ii) the Company shall have no liability to any such Holder for acting in accordance with any such certification and (iii) no further indemnification to the Company shall be required pursuant to this Section 12.4(c).  The Company shall not be required in any way to determine the validity or sufficiency, whether in form or in substance, of any written instrument referred to in the second sentence of this

Section 12.4(c)(ii), and it shall be sufficient if any writing purporting to be such an instrument is delivered to the Company and purports on its face to be correct in form and signed or otherwise executed by such Holder.  The Company may continue to rely on such written instrument until such time, if any, that it receives a written instrument from the secured creditor named therein (or its successor) revoking, or acknowledging the revocation or other termination of, the authority granted by such written instrument.

          12.5 Mergers, Etc. In addition to any other restriction on mergers, consolidations and reorganizations contained in the articles of incorporation, by-laws, code of regulations or agreements of the Company, the Company covenants and agrees that it shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation unless all the Registrable Securities and all of the outstanding shares of Common Stock of the Company and Units are exchanged or purchased upon substantially equivalent economic terms for cash or freely marketable securities of the surviving corporation unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in a writing to assume in full and without modification other than conforming changes necessary to reflect the new issuer of the Registrable Securities all of the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which holders of Common Stock would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation, sale of all or substantially all of its assets or business, liquidation, dissolution or reorganization.

          12.6  Consent of Teachers'.  Notwithstanding

anything to the contrary contained herein, the Company hereby agrees to use its commercially reasonable best efforts to cause Teachers' to execute this

Agreement at the Closing and to waive all of its rights under the First

Agreement.

          12.7  BJS Registration Rights Agreement.  The

parties hereto agree that the provisions of Section 5 hereof shall not apply to the Registration Rights Agreement, dated March 26, 1996, between the Company and BJS Capital Partners L.P. ("BJS"), copies of which have been delivered to the parties hereto.

          12.8  Counterparts.  This Agreement may be

executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          12.9  Headings.  The headings in this Agreement

are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          12.10  GOVERNING LAW.  THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK.





          12.11   Severability.  If any one or more of the

provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights of the Holders shall be enforceable to the full extent permitted by law.

                  12.12  Entire Agreement.  This Agreement is

intended by the parties as a final expression of their agreement and intended to be a complete and exclusive state ment of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or under takings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and under standings between the parties with respect to such subject matter.





          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                         SIMON PROPERTY GROUP, INC.

                         By:_____________________________ Name:
                                    Title:


                         MELVIN SIMON & ASSOCIATES, INC.



                         By:_____________________________ Name:
                                    Title:


                         JCP REALTY, INC.



                         By:_____________________________ Name:
                            Title: Executive Vice President

                         BRANDYWINE REALTY, INC.
                         By:_____________________________
                            Name:
                            Title: Executive Vice President





                         _______________________________
                         MELVIN SIMON




                         ______________________________
                         HERBERT SIMON



                         ______________________________
                         DAVID SIMON



                         ______________________________
                         DEBORAH J. SIMON



                         ______________________________
                         CYNTHIA J. SIMON



                         ______________________________
                         IRWIN KATZ, as Successor Trustee
 Under Declaration of Trust and Trust Agreement Dated August 4, 1970
                         ______________________________
                         IRWIN KATZ, as Trustee of the
                         Melvin Simon Trust No. 1, the
                         Melvin Simon Trust No. 6, the
                         Melvin Simon Trust No. 7
                         and the Herbert Simon Trust No. 3


                         MELVIN SIMON & ASSOCIATES, INC.



                         By:
                              Name:
                              Title:




                         PENN SIMON CORPORATION


                         By: ________________________
                             Name:
                             Title:


                         NACO SIMON CORP.



                         By: ________________________
                             Name:
                             Title:


                         SANDY SPRINGS PROPERTIES, INC.



                         By: ________________________
                             Name:
                             Title:


                         SIMON ENTERPRISES, INC.



                         By: _______________________
                             Name:
                             Title:


                         S.F.G. COMPANY, L.L.C.

                         By: MELVIN SIMON & ASSOCIATES, INC., its
manager



                              By: __________________
                                  Name:
                                  Title:



                         MELVIN SIMON, HERBERT SIMON AND
                         DAVID SIMON, NOT INDIVIDUALLY BUT AS VOTING TRUSTEES UNDER THAT CERTAIN VOTING TRUST AGREEMENT, VOTING AGREEMENT AND PROXY DATED AS OF DECEMBER 1, 1993, BETWEEN MELVIN SIMON & ASSOCIATES, INC., AND MELVIN SIMON, HERBERT SIMON AND DAVID SIMON:



                         ____________________________ Melvin Simon



                         ____________________________ Herbert Simon

____________________________ David Simon
THE EDWARD J. DeBARTOLO CORPORATION



By: ________________________ Name:
    Title:
THE ESTATE OF EDWARD J. DeBARTOLO



By: ________________________ Name:
    Title:


By: ________________________ Name:
    Title:





________________________________ Edward J. DeBartolo, Jr., individually, and in his capacity as Trustee under (i) the Lisa Marie DeBartolo Revocable Trust successor by assignment from Edward J. DeBartolo Trust No. 5, (ii) the Tiffanie Lynne DeBartolo Revocable Trust-successor by assignment from Edward J. DeBartolo Trust No. 6 and (iii) Edward J. DeBartolo Trust No. 7 for the Benefit of Nicole Anne DeBartolo



________________________________ Cynthia R. DeBartolo



________________________________ Marie Denise DeBartolo York, individually, and in her capacity as Trustee under (i) Edward J. DeBartolo Trust No. 8 for the benefit of John Edward York, (ii) Edward J. DeBartolo Trust No. 9 for the benefit of Anthony John York, (iii) Edward J. DeBartolo Trust No. 10 for the benefit of Mara Denise York and (iv) Edward J. DeBartolo Trust No. 11 for the benefit of
Jenna Marie York
CORAL SQUARE ASSOCIATES



By: __________________________
    Name:
    Title:



By: __________________________
    Name:
    Title:



SOUTH BEND ASSOCIATES


By: DeBartolo, Inc.



     By: _____________________
         Name:
         Title:


By: The Estate of Edward J. DeBartolo



     By: ______________________
         Name:
         Title:



     By: ______________________
         Name:
         Title:


WASHINGTON SQUARE ASSOCIATES


By: The Edward J. DeBartolo Corporation



     By: ______________________
         Name:
         Title:


H-CASTLETON


By: Altamonte, Inc.



                              By: ______________________ Name:
                                  Title:
                         BAY PARK, INC.
                         WARD PLAZA ASSOCIATES CHELTENHAM SHOPPING CENTER
                          ASSOCIATES
                         SUMMIT MALL, INC.
                         TYRONE SQUARE, INC. UPPER VALLEY MALL, INC. MISSION VIEJO MALL, INC. PINELLAS SQUARE, INC. GREAT LAKES MALL, INC. PALM BEACH MALL, INC. LAFAYETTE SQUARE, INC. LIMA MALL, INC. RICHMOND MALL, INC. WOODVILLE MALL, INC. DeBARTOLO AVENTURA, INC. BOYNTON BEACH, INC.
THE FLORIDA MALL CORPORATION DeBARTOLO, INC.
                         D.L. GROVE, INC.
                         TC MALL II, INC. PADDOCK MALL, INC.
NATIONAL INDUSTRIAL DEVELOPMENT CORPORATION GREAT NORTHEAST MALL, INC.


                         By: __________________________
                             Name:
                             Title:


                         RUES PROPERTIES, INC.



                         By: __________________________
                             Name:
                             Title:


                         COLUMBIA SC I, INC.
                         COLUMBIA SC II, INC.
                         NORTHGATE I REAL ESTATE CORPORATION
                         NORTHGATE II REAL ESTATE CORPORATION
                         TACOMA SC I, INC.
                         TACOMA SC II, INC.


                         By: __________________________ Name:
                             Title: